VIAVI SOLUTIONS INC.
SECTION 16 OFFICER INCENTIVE PLAN
(Adopted and approved on May 1, 2023)
1.Purposes of the Plan. The purpose of the Viavi Solutions Inc. Section 16 Officer Incentive Plan (the “Plan”) is to motivate Section 16 Officers (as defined below) to achieve financial and other performance objectives and to reward them when such objectives are met. To this end, the Plan provides a means of rewarding Participants based on the performance of the Company and/or its lines of business or business units and, where applicable, on a Participant’s personal performance.
2.Definitions.
(a)“Affiliate” means any corporation or other entity (including, but not limited to, subsidiaries, partnerships and joint ventures) controlled by the Company.
(b)“Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period, subject to the Plan Administrator’s authority under Section 3 to modify the award.
(c)“Board” means the Board of Directors of the Company.
(d)“Cash Incentive Pool” means the pool of funds available for distribution to Participants. Subject to the terms of the Plan, the Plan Administrator establishes the Cash Incentive Pool for each Performance Period.
(e)“Cause” means, with respect to the termination by the Company or any Affiliate of a Participant’s employment, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Participant and the Company or its applicable Affiliate, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Board or the Committee, as applicable, (i) the Participant’s gross negligence or willful misconduct in the Participant’s performance of duties to the Company or an Affiliate, as applicable; (ii) the Participant’s violation of any federal or state law that if made public would injure the business or reputation of the Company or an Affiliate; (iii) the Participant’s failure to comply with any specific lawful direction or order of the Company or an Affiliate or the policies and procedures of the Company or an Affiliate, including but not limited to, the Company’s Code of Business Conduct and Insider Trading Policy; (iv) the substantial and continuing willful refusal by the Participant to perform duties ordinarily performed by an individual in the same position and having similar duties as the Participant; or (v) the material unauthorized use, disclosure or misappropriation by the Participant of any proprietary information, trade secret or other asset of the Company or entrusted to the Company by a third party. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Board or the Committee, as applicable, and will be final and binding on the Participant.
(f)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)“Committee” means the Compensation Committee of the Board.
(h)“Company” means Viavi Solutions Inc., a Delaware corporation, and any successor corporation.

(i)“Determination Date” means any time when the achievement of the performance goals associated with the applicable Performance Period remains substantially uncertain; provided, however, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such performance goals will be deemed to be substantially uncertain.
(j)“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
(k)“Fiscal Year” means the fiscal year of the Company.
(l)“Participant” means as to any Performance Period, a Section 16 Officer who has been selected by the Plan Administrator for participation in the Plan for that Performance Period.
(m)“Plan Administrator” means the Board or the Committee, as applicable.
(n)“Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Plan Administrator in its sole discretion. A Performance Period may be divided into one or more shorter periods.
(o)“Section 16 Officer” means an “officer” of the Company or of an Affiliate as that term is defined in Rule 16a-1(f) under the Exchange Act.
(p)“Target Incentive” means the target award, at 100% performance achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Plan Administrator in accordance with Section 3(b).
3.Selection of Participants and Determination of Awards.
(a)Selection of Participants. The Plan Administrator, in its sole discretion, will select the Section 16 Officers who will be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Plan Administrator, on a Performance Period by Performance Period basis. Accordingly, a Section 16 Officer who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.
(b)Determination of Target Incentives. The Committee, in its sole discretion, will establish a Target Incentive for each Participant, other than the CEO, which generally will be a percentage of a Participant’s actual base salary for the Performance Period (which will be reflective of any base salary adjustments that occurred during the Performance Period). The Committee shall make a recommendation to the Board regarding the CEO’s Target Incentive, and the Board, in its sole discretion, will establish a Target Incentive for the CEO.
(c)Cash Incentive Pool. Each Performance Period, the Plan Administrator, in its sole discretion, will establish a Cash Incentive Pool, which may be established before, during or after the applicable Performance Period. Actual Awards will be paid from the Cash Incentive Pool.
(d)Discretion to Modify Awards and Cash Incentive Pool. Notwithstanding any contrary provision of the Plan, the Plan Administrator may, in its sole discretion, (i) in determining the Participant’s Actual Award, increase, reduce or eliminate the Participant’s Target Incentive, (ii) increase, reduce or eliminate the amount allocated to the Cash Incentive Pool, and/or (ii) modify the performance goals necessary to achieve an Actual Award. The Actual Award may be below, at or above the Target Incentive, in the Plan Administrator’s discretion. The Plan Administrator may determine the amount of any reduction on the basis of such factors as it deems relevant and will not be required to establish any allocation or weighting with respect to the factors it considers.
(e)Discretion to Determine Criteria. Notwithstanding any contrary provision of the Plan, the Plan Administrator will, in its sole discretion, determine the performance goals applicable to any Target Incentive on or prior to the Determination Date which may include, without limitation:
•Revenue;
•Net revenue;
•Earnings per share;
•Earnings before income taxes, interest, depreciation and amortization;
•Operating income;
•Net income;
•Net operating income;
•Total stockholder return;
•Return on equity;
•Return on investment and/or return on invested capital;
•Return on assets;
•Cash flow;
•Free cash flow;
•Economic value added;
•Market share;
•Control of expenses;
•Cost of goods sold;
•Profit margin;
•Operating margin;
•Gross margin;
•Operating profit;
•Gross profit;
•Stock price;
•Debt and/or debt-to-equity;

•Bookings;
•Sales;
•Annual recurring revenue;
•Liquidity;
•Intellectual property (e.g., patents)/product development;
•Mergers, acquisitions, divestitures or other strategic transactions;
•Individual business and/or management objectives;
•Cost per order dollar;
•Design or design wins;
•Operational metrics, key performance indicators or strategic goals;
•Environmental, social and governance goals; and
•Any other financial and/or non-financial objectives the Plan Administrator so designates.
As determined by the Plan Administrator, any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms, including, but not limited, passage of time (such as year over year growth) and/or against another company, a comparison group of companies or index designated by the Committee, (iii) on a per-share basis, (iv) against the performance of the Company as a whole or one or more identifiable business units, divisions, products, lines of business or segments of the Company, (v) on a pre-tax or after-tax basis, and/or (vi) on a GAAP or non-GAAP basis. Prior to the Determination Date, the Plan Administrator will determine whether any significant elements will be included in or excluded from the calculation of any performance goal with respect to any Participants. The performance goals may differ from Participant to Participant and from award to award. Failure to meet the goals will result in a failure to earn the Target Incentive, except as provided in Section 3(d).
4.Payment of Awards.
(a)Determination and Certification. After the end of each Performance Period, the Plan Administrator will certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the performance goals applicable to each Participant for the Performance Period were achieved or exceeded.
(b)Right to Receive Payment. Each Actual Award will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. Unless otherwise determined by the Plan Administrator, to earn an Actual Award, a Participant must be employed by the Company or any Affiliate through the date of payment.
(c)Timing of Payment. Payment of each Actual Award will be made as soon as practicable after the determination by the Plan Administrator of the Actual Award for a particular Performance Period. It is the intent that this Plan comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply.

(d)Form of Payment. Each Actual Award will be paid in cash (or its equivalent).
5.Plan Administration.
(a)Plan Administrator. Unless and until the Board otherwise determines, and consistent with the authorities and responsibilities set forth under its charter, the Committee will administer the Plan, except with respect to the CEO’s Target Incentive, Performance Goals and Actual Award, which shall be administered by the Board.
(b)Plan Administrator Authority. It will be the duty of the Plan Administrator to administer the Plan in accordance with the Plan’s provisions. The Plan Administrator will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Section 16 Officers will be granted awards, (ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and the awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Section 16 Officers who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (vi) interpret, amend or revoke any such rules.
(c)Decisions Binding. All determinations and decisions made by the Plan Administrator, and any delegate of the Plan Administrator pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.
(d)Delegation by Plan Administrator. The Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more members of the Board or the Committee.
(e)Indemnification. Each person who is or will have been a member of the Plan Administrator will be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
6.Recoupment. Unless the Plan Administrator determines otherwise and subject to applicable law, all Actual Awards paid under this Plan shall be subject to the VIAVI Compensation Clawback Policy, as amended from time to time. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, implement any recoupment or clawback policies or make any changes to the VIAVI Compensation Clawback Policy, which terms shall apply to Actual Awards as the Plan Administrator deems necessary or advisable in order to comply with applicable law or regulatory guidance.
7.General Provisions.

(a)Tax Withholding. The Company will withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA, FUTA and SDI obligations).
(b)No Effect on Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment at any time, with or without Cause, and if a Participant is a party to an employment contract with the Company or one of its Affiliates, in accordance with the terms and conditions of the Participant’s employment agreement. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) will not be deemed a termination of employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company and its Affiliates expressly reserve the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without Cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.
(c)Participation. No Section 16 Officer will have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.
(d)Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
(e)Beneficiary Designations. If permitted by the Plan Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any earned but unpaid award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Plan Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate.
(f)Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 7(e). All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.
(g)Deferrals. The Plan Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan under the Company’s Deferred Compensation Plan (or any similar successor plan). Any such deferral elections shall be made in compliance with Section 409A of the Code.
8.Amendment, Termination, and Duration.
(a)Amendment, Suspension, or Termination. The Plan Administrator, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan will not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.
(b)Duration of Plan. The Plan will commence on the date specified herein, and subject to Section 8(a) (regarding the Board’s right to amend or terminate the Plan), will remain in effect thereafter.
9.Legal Construction.

(a)Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.
(b)Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
(c)Requirements of Law. The granting of awards under the Plan will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(d)Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any cash incentive payment will be determined in accordance with the laws of the State of Arizona (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.
(e)Bonus Plan. Cash incentive payments represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any incentive payment will have no rights other than those of a general unsecured creditor to the Company. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.
(f)Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Plan.